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                                                                  EXHIBIT 10(J)


                               CHECK CENTRAL, INC.
                              1935 AVENIDA DEL ORO
                                     SUITE D
                               OCEANSIDE, CA 92056
                                 (760) 414-9941

                              DISTRIBUTOR AGREEMENT

         This Independent Distributor Agreement (the "Agreement") is entered into effective as of December 1, 1999 by and between Check Central, Inc. (hereinafter "CCI") a Nevada Corporation and, ACS Electronic Commerce Group, an Independent Distributor (hereinafter "Distributor"), a Delaware corporation with reference to the following recitals of essential facts.

                                    RECITALS

A. CCI is engaged in the manufacture, assembly and sales of that certain product more particularly described on Exhibit A attached hereto and incorporated by reference herein (the "Product" or the "Machine") and accessories, special parts and replacement parts and software and programming for such Product which are used in connection with such Product;

B. Distributor represents and warrants itself to be experienced in marketing, sales and the management of a sales force.

C. CCI desires to retain the services of Distributor, for the duration of this Agreement and in accordance with the following terms and conditions, to sell, lease and place Product and Services,

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND CONDITIONS REFERENCED HEREIN, THE PARTIES AGREE THAT THE FOLLOWING TERMS AND CONDITIONS SHALL GOVERN THE RELATIONSHIP OF THE PARTIES AND THE SALE, LEASE AND PLACEMENT OF THE PRODUCTS AS FOLLOWS:

                                    AGREEMENT

I.       CONTRACT TERM AND TERMINATION

         A. This Agreement shall commence on the date executed by both parties, shall continue thereafter in effect for a period of two (2) years, or until terminated by either party for cause pursuant to the terms of Paragraph B below.

         B. Termination for cause shall include, but is not limited to, the following:

            1. In the event either party fails to pay all amounts due the other in accordance with the terms of this Agreement,

            2. In the event either party materially breaches the terms of this Agreement,


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            3.  In the event either party becomes or is declared insolvent, becomes subject to a voluntary or involuntary bankruptcy or similar proceeding, or makes an assignment for the benefit of all or substantially all of its creditors; in such case it is the responsibility of Distributor to notify CCI should any of the aforementioned occur. Failure to notify CCI shall constitute a material breach of this Agreement.

            4. Distributor misrepresents any CCI Product or Service to third parties.

                                   CURE PERIOD

                In the event a Party commits an act set forth above (the "Breach") (the "Breaching Party"), the other party (the "Non-breaching Party") may terminate this Agreement provided that the Non-Breaching Party notifies the Breaching Party of the Breach and the Breaching Party fails to cure the Breach within sixty days from receipt of said notice.

II.      INDEPENDENT CONTRACTOR STATUS

         A. Distributor shall at times be an independent contractor under this Agreement. Except as expressly set forth herein, Distributor is not authorized to act on behalf of CCI, act in a manner that would indicate or imply, or represent itself to be an officer, agent, employee, or representative of CCI.

         B. CCI is not authorized to act on behalf of Distributor, act in a manner that would indicate or imply, or represent itself to be an officer, agent, employee, or representative of Distributor.

         C. Distributor agrees to pay all of its own expenses, such as, but not limited to, all operating expenses including rent, telephone, transportation, entertainment, business cards, brochures, and other expenses necessary to operate Distributors business.

         D. Distributor concedes and recognizes the exclusive rights of CCI in and to, and shall have no right or license in, the trade names Check Central, Inc and the trademarks and trade name used with or affixed to any Product, including OneCash, SmartCash ATM and any subsequently acquired trade names and/or trademarks. Notwithstanding the foregoing, CCI shall license Distributor to use trademarks in advertising the Products and Services upon receipt of prior written approval from CCI. CCI shall provide Distributor with written instructions as to the proper use and display of said trademarks and trade names.

         E. During the term of this Agreement, Distributor and Distributor's agents are authorized to use the phrase "Independent CCI Distributor" in connection with the sale, advertisement, and promotion of Products and Services and not in connection with any other aspect of Distributors business. Distributor shall conduct its business solely under Distributor's own name except for purposes of complying with the Networks' rules and requirements for Independent Sales Organization Sponsorship. Nothing herein shall give Distributor or wholesale customers of Distributor any Interest or license in such phrase and the right to use such phrase shall immediately cease upon termination or cancellation of this


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                  Agreement. Distributor specifically agrees to reimburse CCI for any reasonable losses it may suffer in the event Distributor uses the above name(s) and/or phrase in a fraudulent or deceptive manner which in turn causes ant third party to make a claim against CCI.

         F. If Distributor has employees, Distributor shall maintain workman's compensation insurance for its employees. In addition, Distributor, at its sole cost and expense, shall maintain no less than $1,000,000 in personal injury liability and $1,000,000 property damage insurance upon any vehicle used by Distributor and shall purchase and maintain during the term of this Agreement comprehensive general liability insurance, including product liability coverage, with combined single limits of $1,000,000 or its equivalent. CCI must be named in such policies as an additional insured and shall be furnished with a copy of such policies or certificates of insurance. Additionally, the policy shall contain a provision that it cannot be canceled except upon ten- (10) day's prior written notice to CCI.


III.     APPOINTMENT  NON-EXCLUSIVE

         A. NON-EXCLUSIVE. Distributor shall remain, subject to the terms and conditions of this Agreement, the non-exclusive distributor, for a term of two years.

         B. PRICE. Up to January 30, 2000 Distributor shall purchase the Machines FOB Oceanside, California at the following prices (the "Distributor Price"): (i) Based Model with 2 drawer cash dispenser $27,000 (ii) Base Model with 4 drawer cash dispenser $29,500. The services on the Base Model include, ATM , check cashing and money order. A money receiver is not included in the Base Model Price. Money receiver as specified by CCI is $1,500. Distributor may resell the Machines at a price determined by Distributor to be reasonable and appropriate to achieve maximum market penetration. CCI recommends that a retail price for a Machine be established at: 2 drawer $34,000; 4 drawer $36,500 and with bill paying (money receiver) $35,500 and $38,000. In addition, if CCI ships the Product to anywhere within the 48 United States the charge will be $400. Furthermore, Advertising packages are also available (see attached). We recommend each Machine be accompanied by a start-up advertising kit at a charge of $500.00. CCI agrees the Distributor Price may be adjusted on a periodic basis to reflect reasonable changes in Greenland's costs related to the manufacture/production of the Machine; provided however, that Distributor receive 60 days written notice prior to any such adjustment and the Distributor Price may only be adjusted if prices charged by CCI to other distributors are also adjusted by similar amounts. The Distributor Price shall always be equal to or less than the price charged by CCI to any other level I or level II distributor for the same product. It is anticipated that on or about March 1, 2000 all machine model prices will be increased by approximately $2,000 each, subject to the notice requirements contained herein (Level 1 distributor must sell a minimum of 12 machines a year and receives a price of $27,000 for a base model. Level 11 distributor has no minimum sales requirement and receieves a price of $28,500 for base model)

                  In addiiton, if Distributor places orders (with deposits) for at least 100 Machines during the first 12 months of this Agreement, the Distributor Price shall be reduced by $1,000 for all Machines purchased in excess of 100 during said 12


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                  month period and Distributor shall receive a rebate of $500 per machine for each of the first 100 Machines purchased during said 12 month period (the "Rebate"). The Rebate shall be applied against future purchases of Machines on a pro-rata machine purchase basis.

         C. EXCLUSIVE ATM PROCESSOR. Distributor may, at his option, become the exclusive ATM processor for the Machines purchased pursuant to this Agreement.

         D. VAULT CASH. Distributor shall have the right to supply vault cash for the Machines sold pursuant to this Agreement.

         E. SERVICE & INSTALLATION. Distributor may, subject to mutually acceptable terms and conditions, have the exclusive right to provide delivery and maintenance service and installation for the Machine purchased pursuant to this Agreement.

IV.      COMPENSATION OF DISTRIBUTOR

         A. Distributor shall be compensated for its services under this Agreement as follows. Distributor may purchase the Machines from CCI or place the Machines with a third party on behalf of CCI, under the pricing arrangement set forth in Paragraph III B above and set forth on "Schedule 1" hereto. As stated in Paragraph III B, the Distributor Price may be amended from time to time by CCI, upon sixty (60) day's prior written notice to Distributor. When Machines are sold by Distributor, Distributor shall keep the difference between Distributor Price and the price charged by Distributor as compensation. Pricing information is the confidential property of CCI and shall be for the internal use of the Distributor only. At all times for the duration of this Agreement, Distributor shall be considered and designated by CCI as a "Distributor" for purposes of computing prices as set forth in "Schedule 1"

         B. In no event shall any other fees or expenses be paid to Distributor except as specifically provided in "Schedule I" hereto and/or Paragraph III B.

V.       SCOPE OF AGREEMENT

        Distributor's non-exclusive territory shall include the entire United States.

VI.      OBLIGATIONS OF DISTRIBUTOR AND CCI

         A. Distributor agrees to use its best efforts in the promotion, sale and placement of the Products and Services and to devote such time as necessary to market The Products consistent with good business ethics, and in a manner that will reflect favorably on CCI and on the good will and reputation of CCI.

         B. Distributor agrees to provide all tools, hire and/or contract personnel, and otherwise provide whatever is necessary to market the Products and Services.


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        C.      Distributor agrees at all times to refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever, whether with respect to CCI or otherwise.

        D. Distributor agrees to adopt and maintain the high level of quality and customer service that CCI has established.

        E. Distributor agrees to ensure that all payments and documents required by CCI for the sale or placement of its Products are properly executed and forwarded to CCI.

        F. Distributor shall not knowingly make any misrepresentation regarding any of the Products and/or services provided by CCI.

        G. Distributor shall acquire and maintain a valid business license, business address and telephone for receiving inquiries about, or fulfilling orders for the Products made available by CCI.

        H. CCI shall: (i) supply a Machine that is fit for use for the purpose intended with a one year warranty as described in Paragraph XX. (ii) pay amount due Distributor promptly, (iii) comply with applicable local, state and federal regulations,
                (iv) maintain adequate insurance to conduct its operations

VII.    COVENANT NOT TO COMPETE

        In the event customer elects to evaluate alternative hardware options and engages Distributor, Distributor has the right to pursue such customer utilizing alternative options. CCI (including its master distributor SmartCash ATM LTD) shall not solicit any Distributor Corporate Accounts (Corporate Accounts are defined as accounts that own or control 100 or more locations) covered by this covenant not to compete, concerning the sale of the Product or other similar self-service check cashing kiosk sold by CCI under this Agreement. In order to prevent solicitation of CCI's Corporate Accounts by Distributor (Corporate Accounts are defined as accounts that own or control 100 or more locations) and solicitation of Distributor's Corporate Accounts by CCI, CCI agrees that within 20 days of execution of this Agreement that CCI will submit a list of any Corporate Accounts that are presently being actively solicited by CCI (the "Solicitation List"). At such time as Distributor desires to pursue a new Corporate Account, Distributor shall submit a request for a 120 day covenant not to compete. If said account is not actively being solicited by CCI (including its master distributor SmartCash ATM LTD), then for a period of 120 days Distributor shall have the exclusive rights to that account and if said account is still in serious negotiations with Distributor after 120 days, the exclusivity shall continue until such time as said account indicates a desire to cease further negotiations with Distributor or Distributor and CCI agree that the process is unlikely to achieve success. CCI will update the Solicitation List on a monthly basis. CCI agrees that Greyhound Corporation, American Express and Southland Corporation are exclusive accounts of Distributor and shall remain exclusive clients of Distributor within their existing covenant not to compete. Any exceptions to this Covenant Not to Compete must be attached to this Agreement as Schedule 3 and approved by a CCI officer. Notwithstanding the forgoing, Distributor shall be released from its obligation not to compete in the event that CCI has been found to have committed an act that validates this Agreement being terminated for cause by Distributor.

VIII.   INDEMNIFICATION/HOLD HARMLESS


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         A.      Distributor shall indemnify, hold harmless, and defend, at its sole cost and expense, CCI against and from any and all claims, actions, proceedings, damages, liabilities, losses, fines, penalties, expenses, attorneys fees and all other associated costs arising out of, or related in any manner whatsoever to Distributor's, its agent's or employee's real or alleged wrongful, acts or omissions (whether tortuous or contractual) in connection with the sale or placement of the Products.

         B. CCI shall indemnify, hold harmless, and defend, at its sole cost and expense, Distributor against and from any and all claims, actions, proceedings, damages, liabilities, losses, fines, penalties, expenses, attorneys fees and all other associated costs arising out of, or related in any manner whatsoever to CCI's, its agent's or employee's real or alleged wrongful, acts or omissions (whether tortuous or contractual) in connection with the sale or placement of the Products.

IX.      COVENANT NOT TO DISCLOSE

         A. Distributor, during the terms of this Agreement, shall have access to and become familiar with various trade secrets and confidential information of CCI including but not limited to, customer contracts, customer lists, customer prospect lists, invoices, customer requirements, sales procedures, research data, design data, marketing and pricing information and data, marketing plans, financial information of CCI and/or its customers, and other technical, marketing and/or business information. This information shall collectively be referred to as the "Confidential Information" of CCI and Distributor recognizes and acknowledges that this Confidential Information gives CCI a competitive advantage in the industry. Distributor agrees that it shall not use in any way or disclose to any person or entity any of CCI's Confidential Information, either directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required in the course of its services under this Agreement. Distributor shall further take reasonable precautions and act in such manner as to ensure against unauthorized disclosure or use of the Confidential Information. Such information shall be promptly delivered to CCI (without Distributor retaining copies) upon termination of this Agreement.

         B. CCI, during the terms of this Agreement, shall have access to and become familiar with various trade secrets and confidential information of Distributor including but not limited to, customer contracts, customer lists, customer prospect lists, invoices, customer requirements, sales procedures, research data, design data, marketing and pricing information and data, marketing plans, financial information of Distributor and/or its customers, and other technical, marketing and/or business information. This information shall collectively be referred to as the "Confidential Information" of Distributor and CCI recognizes and acknowledges that this Confidential Information gives Distributor a competitive advantage in the industry. CCI agrees that it shall not use in any way or disclose to any person or entity any of Distributor's Confidential Information, either directly or indirectly, either during the term of this Agreement or at any time thereafter, except ad required in the course of its services under this Agreement. CCI shall further take reasonable precautions and act in such manner as to ensure against unauthorized disclosure or use of the Confidential Information. Such information


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                 shall be promptly delivered to Distributor (without CCI
                 retaining copies) upon termination of this Agreement.

         C. The Parties recognize and acknowledge that the remedy at law for a breach by either party of any covenants contained in this
                 Section IX shall be inadequate, and each party agrees that the other party in addition to all remedies each may have, shall have the right to injunctive relief to enforce the provisions of this Agreement if there is such a breach or threatened breach.

X.       NO GUARANTEES OR REPRESENTATIONS MADE BY CCI

         Distributor understands and agrees that:

         A. Neither CCI or any agent, employee or representative of CCI have made any guarantees, representations, or promises concerning the income, gross or net revenues which can or might be realized by Distributor under this Agreement. The success of Distributor under this Agreement is entirely dependent upon Distributor's own business, marketing and managerial skills.

         B. The Agreement does not constitute an Agreement for a joint venture, partnership, investment interest, franchise or any relationship other than that of Independent Contractor for CCI.

Notwithstanding the forgoing, CCI represents that it is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. CCI has all requisite corporate power and authority to own lease and operate its properties and assets and to carry on its business as presently conducted. CCI is qualified to do business as a foreign corporation and is in good standing in California. CCI has all requisite corporate right, power and authority to execute and deliver this Agreement and all agreements related hereto and to consummate the transactions contemplated hereby.

XI.      CHOICE OF LAW/FORUM

         A. This Agreement has been entered into, executed, and shall be construed in accordance with the laws of the State of Texas.

         B. In the event of a dispute concerning this Agreement, the parties agree that any proceeding for resolving such dispute shall occur in the County of Dallas, State of Texas.

XII.     ATTORNEY FEES FOR PREVAILING PARTY

         In any action at law or in equity, including an action for declaratory relief, the prevailing party shall be entitled to an award of reasonable attorney fees in addition to other awards resulting from the dispute.

XIII.    PURCHASE ORDERS


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         A.       Purchase orders, which must be on a CCI approved form, from
                  Distributor are subject to written acceptance by CCI and must incorporate this Agreement by reference. CCI shall have no obligation under a purchase order placed under this Agreement until such written acceptance is dispatched to Distributor by CCI. All purchase orders will be deemed accepted by CCI if no objection in writing is received within one week of submission by DistributoR. Any change to a previously accepted purchase order, as of the date changed, will be treated as a new purchase order submitted for acceptance by CCI. Purchase orders and confirmation by FAX may be accepted by both parties.

         B. Terms of purchase are as follows: 50% down submitted with purchase order. Delivery is 45 days of purchase order and balance is paid COD with delivery and shipment is made FOB CCI shipping facility.

XIV.     DISTRIBUTORS RIGHT TO SUBLICENSE

         Distributor is authorized and has the right to enter into sublicensing agreements and/or distribution agreements with third parties provided that said agreements contain the essential terms and conditions of this Agreement as they relate to the protection of the rights of CCI, including but not limited to: confidentiality requirements, payment terms and conditions, and obligations of Distributor. The sublicense's and distributors shall be listed on the Registration Form attached as Schedule 2.

XV.      CANCELLATION AND RESCHEDULING OF ORDERS

         CCI and Distributor recognize that the calculation of damages resulting from cancellation or rescheduling of an order would be difficult to determine. Accordingly, the parties agree upon the following schedule of charges pursuant to which CCI will accept cancellation of rescheduling of any order from Distributor.

         A. CANCELLATION: Distributor may cancel in whole or in part any order previously accepted by CCI, providing that Distributor reimburses CCI for any expenses incurred by CCI in connection with such order and cancellation. Notwithstanding the foregoing, in the event cancellation by Distributor is due to delay or defective product on the part of CCI, Distributor will pay no fees, charges or expenses whatsoever.

         B. RESCHEDULING: Distributor may reschedule the shipment date of any order previously accepted by CCI by not more than thirty
                 (30) days by giving written notice to CCI received more than five (5) business days prior to the scheduled shipment date. CCI will accept any subsequent rescheduling of the same order by written notice to CCI received more than five (5) business days prior to the scheduled shipment date only if accompanied by payment of any expenses incurred by CCI in connection with such rescheduling.

XVI.     DELIVERY


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         A.      Delivery for all Products will be F.O.B. from CCI's staging warehouse or the manufacturer, as appropriate ("Delivery"). CCI shall not be liable for any delay in Delivery unless such delay is due to the acts or omissions of CCI. Shipping charges shall be paid by purchaser through Distributor.

         B. Prices are F.0 B.. and are exclusive of all taxes and duties. Distributor shall pay all taxes and duties associated with the sale of Products and Services, including sales, use, but exclusive of taxes based on CCI's net income. Any tax or duty CCI may be required to collect or pay upon the sale or delivery of Products shall be paid by the Distributor and such sums shall be due and payable to CCI upon delivery,

XVII.    PRODUCT SPECIFICATION CHANGES

         CCI reserves the right to make changes in design or improvements to the Product. CCI agrees that it will consult with Distributor regarding any such changes and agrees to coordinate the timing of implementing any such changes with Distributor and will provide 30 days written notice prior to implementation of any change to design and/or Product. CCI is not obligated to make any such changes to the Product previously delivered to Distributor.

XVIII.   SOFTWARE PRODUCT LICENSE

         Unless otherwise stated, CCI grants Distributor a nontransferable, non-exclusive license to use its operational software programs for the purpose of the operation of the Product with customers only. The software provided by CCI is subject to the following provisions:

         A.       CCI retains title to all software and/or firmware programs

         B. Distributor agrees not to copy, duplicate or otherwise reproduce, disclose sub-license or sell any CCI-supplied software and/or firmware program.

XIX.    TITLE AND RISK OF LOSS

        Each accepted purchase order constitutes separate sales contract based on the prices; terms and conditions set forth in this Agreement or as amended from time to time in accordance with this Agreement. Title to the Product, parts and components sold under each purchase order and the risk of loss or damages to the Product will pass from CCI to Distributor at the time that the Product is properly loaded on a carrier for shipment.

XX.     PRODUCTS WARRANTY

        A. Up to February 28, 2000, the Product sold by CCI and purchased by Distributor under this Agreement is covered by CCI's standard warranty, one year parts and labor (copy to be supplied)("CCI Warranty"). CCI reserves the right to modify such warranty on prior written notice to Distributor. After February 28, 2000, warranty periods may be limited to 90 days full parts and labor and one year on parts.


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        B.       In addition to the CCI Warranty, CCI will use reasonable
                 efforts to obtain and pass through to Distributor's customers all available warranties obtained from manufacturers of the Products and/or the components of the Products.

        C. EXCEPT AS SPECIFICALLY PROVIDED HEREIN. NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE BEING MADE HEREIN. CCI NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION OR USE OF THE PRODUCTS. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE OF PRODUCTS, WHETHER MADE BY CCI EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED HEREIN, SHALL BE DEEMED TO BE A WARRANTY BY CCI FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF CCI WHATSOEVER.

        D. CCI SHALL HAVE NO LIABILITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

        E. Distributor shall not make any other direct or indirect representations or warranties, expressed or implied on behalf of CCI. In the event Distributor does make any such unauthorized representation or warranties, expressed or implied, in connection with the sale, distribution or handling of the Product, Distributor shall hold harmless and indemnify CCI for any expenses (including counsel fees), claims, damages, settlements or liability of any nature whatsoever arising out of such unauthorized representation of Distributor.

XXI.    LIMITATION OF LIABILITY

        A. EXCEPT AS EXPRESSLY PROVIDED HEREIN, CCI SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CLAIMED TO HAVE RESULTED FROM USE, OPERATION OR PERFORMANCE OF THE PRODUCT AND REGARDLESS OF THE FORM OF ACTION IN ANY AMOUNT ABOVE THE FEE PAID FOR SAID PRODUCT [EXCEPT FOR LOSS OR DAMAGE CAUSED BY THE SOLE NEGLIGENCE OF CCI.]

        B. IN NO EVENT SHALL CCI BE LIABLE TO DISTRIBUTOR OR ITS END-USER CUSTOMERS FOR (1) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (ii) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS, OR (iii) ANY CLAIM, WHETHER IN CONTRACT OR TORT, THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON, EVEN IF CCI WAS ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF.

        C. THE FOREGOING LIMITATIONS ON LIABILITY SHALL BE EFFECTIVE, EVEN IF THE REMEDIES PROVIDED HEREIN FAIL IN THEIR ESSENTIAL PURPOSE--[CCI LIABILITY SHALL IN NO EVENT EXCEED THE PURCHASE PRICE OF THE PRODUCTS PURCHASED.]

XXII.   INSERTION OF SOFTWARE SERVICES


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                 CCI shall have the exclusive right to determine services
                 provided by the Machine and the exclusive right to add or delete services from the software menu and Distributor shall have no right to add services or utilize the soft ware of CCI for any reason whatsoever, without the prior consent of CCI which may be withheld for any reason or for no reason; provided, however, in the event CCI determines in its sole and absolute discretion to utilize a software and/or a service introduced by Distributor, CCI will negotiate in good faith a licensing arrangement providing for the utilization of said software and/or services at that terms such as ownership, retention, licensing fees, royalties etc.

XXIII.  GENERAL PROVISIONS

        A. The parties agree to execute any further documents and Instruments, which are necessary to effect the substance and intent of this Agreement.

        B. If any part of this Agreement is construed as unconstitutional, illegal or otherwise invalid by a court of competent jurisdiction, the invalid part shall in no way invalidate the effectiveness of the remainder of this Agreement.

        C. This Agreement contains all of the Agreements, representations and conditions made by and between the parties. None of the parties shall be liable as a result of reliance upon any statements or representations not contained in this Agreement, or which contradict the expressed contractual language of this Agreement.

        D. Each party to this Agreement shall have sole responsibility for fulfilling its respective commitments and obligations to the appropriate local, state and federal taxing authorities, as a result of this Agreement and any payments made or received hereunder.

        E. Notice shall be deemed given (i) when received, if hand delivered and a receipt is executed or (ii) when receipt is executed, if given in writing and actually delivered or deposited in the United States Mail in registered or certified form with return receipt requested postage paid (iii) or received on CCI's Corporate Office facsimile machine given below, All notices shall be given to the notified party at the address given below. The address for notice may be changed by notice.

                               CHECK CENTRAL, INC.
                          1935 Avenida Del Oro, Suite D
                               Oceanside, CA 92056
                       PH#:760-414-9941 FAX#:760-414-9943

        H. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

        I. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of Dallas, State of Texas.

        J. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document, The facsimile signatures of the parties shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate original counterparts.

        K. Whenever the context so requires in this Agreement all words used In the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate, or any other entity.

        L. The provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or the application of such provision is essential to the Agreement.

        M. This Agreement may be modified only by an agreement in writing executed by the parties to this Agreement, against whom enforcement of such modification is sought.

        N. This Agreement contains the entire Agreement between the parties to this Agreement with respect to the subject matter herein and supersedes all prior understandings, agreements, representations and warranties, if any, whether oral or written, express or implied, with respect to said subject matter.

        0. Any waiver of default under this Agreement must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise OF any rights or remedies shall impair its right of remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

        P. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year set forth herein below.

CHECK CENTRAL, INC.                        ACS ELECTRONIC COMMERCE GROUP

By:___________________________                 By:_________________________
             Signature                                 Signature

Name:_________________________                 Name:_______________________
          (Please print)                              (Please print)

Title:________________________                 Title:______________________

Date:_________________________                 Date:_______________________


AGREED, ADOPTED AND APPROVED AND AGREEING TO BE BOUND THEREBY GREENLAND CORPORATION HEREBY AFFIXES ITS DULY AUTHORIZED SIGNATURE

GREENLAND CORPORATION

By: ___________________________
         Louis T. Montulli
         Chairman and CEO

Date: _________________________

ATTACHMENTS:

   Exhibit A - Product
   Schedule 1- Pricing
   Schedule 2- Registration Form

                                    EXHIBIT A

                                     PRODUCT

                                   SCHEDULE 1
                                     PRICING

The pricing for the SmartCash ATM paid by Distributor is as set forth in Paragraph III unless subsequently adjusted by Greenalnd as per the terms of this Agreement.

                                   SCHEDULE 2

                               REGISTRATION FORM

Name of Company/Person:

Address of Company/Person:

Name and title of Contact person:

Copy of Sub License Agreement (attached hereto)